SCHEDULE 14A INFORMATION
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BTU International, Inc.
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BTU INTERNATIONAL, INC.
23 Esquire Road
North Billerica, Massachusetts 01862-2596, USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 26, 2005

       Notice is hereby given that the Annual Meeting of Stockholders of BTU International, Inc. will be held at the offices of the Company, 23 Esquire Road, North Billerica, Massachusetts, at 10:00 A.M. on Thursday, May 26, 2005, for the following purposes:

1. To elect six directors to serve for the ensuing year.

2. To transact any other business that may properly come before the meeting or any adjournment thereof.
      Stockholders of record at the close of business on April 15, 2005 are entitled to notice of and to vote at the meeting.
      If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors

John E. Beard
Secretary
North Billerica, Massachusetts
April 27, 2005

ANNUAL MEETING OF STOCKHOLDERS
May 26, 2005

PROXY STATEMENT

       The enclosed proxy is solicited on behalf of the Board of Directors of BTU International, Inc. (“BTU” or the “Company”) to be voted at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 26, 2005 or at any adjournment thereof. The cost of soliciting proxies will be borne by BTU. Directors, officers and employees of BTU, without additional remuneration, may also solicit proxies by telephone, telegraph or personal interview. BTU will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares.
      The holders of record of shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) at the close of business on April 15, 2005 are entitled to notice and to vote at the Meeting. There were 7,230,063 of Common Stock outstanding on that date, each of which is entitled to one vote on each matter to come before the Meeting.
      Shares of Common Stock represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted to fix the number of directors at six and for the election as directors of the nominees named below. To be voted, proxies must be filed with the Secretary prior to voting. A proxy may be revoked at any time before it is voted by filing a notice of such revocation with the Secretary.
      The holders of a majority of the issued and outstanding shares of Common Stock, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Directors are elected by a plurality of the votes cast at the meeting for the election of directors. The person designated as the election inspector will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions only as shares that are present and entitled to vote on the matter for the purposes of determining the presence of a quorum, but neither abstentions nor proxies that withhold authority will have any effect on the outcome of voting on the matter.
      The Annual Report on Form 10-K for BTU’s fiscal year ended December 31, 2004 has been mailed with this proxy statement. This proxy statement and the enclosed proxy were mailed to stockholders on the same date as the date of the Notice of Annual Meeting of Stockholders. The principal executive offices of BTU are located at 23 Esquire Road, North Billerica, Massachusetts 01862-2596.
ELECTION OF DIRECTORS
      The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked to fix the number of directors at six and in favor of the election as directors of the six nominees named below, all of whom are now directors of BTU, unless authority to vote for the election of any or all of such nominees is withheld by marking the proxy to that effect.
      The persons elected as directors will serve until the next annual meeting of stockholders and until their successors are elected and shall qualify. It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees or to fix the number of directors at a lesser number.

	Business Experiences and		Director
Name	Current Directorships	Age	Since

Paul J. van der Wansem	President, Chief Executive Officer (1979-2002) Returning to position in Oct. 2004. Chairman of the Board of Directors of the Company. 1979-present.	65	1979
J. Chuan Chu	Director; Chairman of Columbia International Corporation, an engineering firm; Senior Advisor, Office of the President of SRI International, an international consulting firm; Director, Interproject Corp., an international construction and trading company; Senior Research Professor, Development Research Center, State Council, China.(2)	85	1991
Joseph F. Wrinn	Director; Vice President, Platform Engineering Manager, Semiconductor Test Division of Teradyne, Inc. since 1996.(1)(2)	51	1999
John E. Beard	Director; Of Counsel, Ropes & Gray LLP, a law firm, Partner 1967-2000; Director, The Timberland Company, a producer of footwear and apparel; Trustee, Century Shares Trust, a mutual fund; Trustee, Century Small Cap Select Fund, a mutual fund.	72	2002
G. Mead Wyman	Director; Director, Grupo Guayacan, Inc., a Puerto Rico based non-profit private equity management company; Director, Strategic Lumber Resources Inc., a private company that pre-finishes lumber used in the construction industry; Retired Senior Vice President, Treasurer and Chief Financial Officer of Mercury Computer Systems Inc.(1)(2)	64	2004
J. Samuel Parkhill	Director; President and Chief Executive Officer of The Hall Corporation since 1995 (formerly The Stackpole Corporation), a privately held company formerly involved in manufacturing operations.(1)(2)	67	2004

(1)	Member of Audit Committee.

(2)	Member of Stock Option and Compensation Committee.
      During 2004, the Board of Directors held six meetings. Mr. Van der Wansem, Mr. Wyman, Mr. Parkhill, and Mr. Beard attended 100% of the Board and relevant committee meetings. Mr. Wrinn attended 83% and Dr. Chu attended 50% of the Board and relevant committee meetings. Each director who is not an officer or employee of the Company receives an annual retainer. For 2004, the annual retainer for directors was $10,000, paid in two $5,000 installments, of which the directors are permitted to elect to take up to one-half in the form of stock options. The number of shares subject to options granted pursuant to any such election by a director is equal to twice the number of shares determined by dividing the cash amount by the fair market value of the Common Stock on the date of the award.
      The exercise price of such options is equal to the fair market value of the Common Stock on the date of the award. Under this program, Mr. Beard, Dr. Chu and Mr. Wrinn each received an option to purchase 901 shares of Common Stock at an exercise price of $5.55 per share on April 1, 2004. Mr. Wyman and Mr. Parkhill became Board members in April 2004 and each received 4,000 options at an exercise price of

$5.35 and $5.39 respectively. On October 1, 2004, Mr. Beard, Dr. Chu, Mr. Wrinn, Mr. Wyman and Mr. Parkhill also each received an option to purchase 1,389 shares of Common Stock at an exercise price of $3.60 per share. Each non-employee director receives $750 for each Board meeting attended and $500 for each committee meeting attended.
      Under the Company’s 1998 Stock Option Plan for Non-Employee Directors, on May 27, 2004, Mr. Beard, Dr. Chu, Mr. Wrinn, Mr. Wyman and Mr. Parkhill each received an option to purchase 2,000 shares of Common Stock with an exercise price equal to the fair market value of the stock on that date ($5.25 per share). These options become exercisable with respect to one-fourth of the shares on each of the first four anniversaries of the date of grant, and expire seven years from the date of grant.
      The Company’s compensation for non-employee directors is as follows:

1.	New Directors receive 4,000 shares upon appointment to the board.

2.	The annual retainer is $10,000, which can be paid either in cash or in cash and stock options. The formula for options granted pursuant to any such election by a director is equal to twice the number of shares determined by dividing the cash amount by the fair market value of the Common Stock on the date of the award. The exercise price of such options is equal to the fair market value of the Common Stock on the date of the award.

3.	Directors serving as Chairman of committees receive an extra $2,500 per year in cash.

4.	Annual Director Stock options are 2,000 shares.

5.	Board meetings and committee meetings (if separate from a Board meeting) compensation is $750 and $500 per meeting, respectively.
      The Audit Committee in 2004 was comprised of G. Mead Wyman (Chairman), J. Samuel Parkhill and Joseph F. Wrinn, who are not employees of the Company and are “independent” as defined in Rule 4200(a)(15) of the NASDAQ listing standards. The Committee held five meetings during 2004. The Committee recommends to the Board of Directors the independent public accountants to be engaged by the Company; reviews with the independent public accountants and management the Company’s internal accounting procedures and controls; and reviews with the independent public accountants the scope and results of the auditing engagement. The Board determined that Mr. Wyman is an “audit committee financial expert.” The revised charter of the Audit Committee is attached as Exhibit A to this proxy.
      The Stock Option and Compensation Committee was comprised in 2004 of Joseph F. Wrinn (Chairman), J. Chuan Chu, G. Mead Wyman and J. Samuel Parkhill). The Committee administers the Company’s stock option and compensation plans and provides recommendations to the Board of Directors regarding compensation matters. The Committee held four meetings during 2004.
      The Company had no nominating committee in 2004 because the size of the Board and the size of the Company did not warrant a separate committee.
      Although there are no definite qualifications for service as a director of BTU International, Inc., the Company seeks candidates for director who will have the integrity, business experience, commitment and independence to act in the best interest of the Company and its stockholders. Each director is urged to suggest appropriate candidates to the Chairman of the Board for consideration. The Board of Directors will also consider recommendations by stockholders and will evaluate any such recommended candidates against the same criteria as internally generated candidates. A stockholder may recommend a nominee by writing to Director Nominations, Board of Directors, BTU International, Inc. 23 Esquire Road, N. Billerica, MA 01862. Any nominees for the Board of Directors of the Company will be evaluated and recommended by a majority of the independent directors.
      All of our Board members, except for Paul van der Wansem, are independent. Our Board members are encouraged to attend the Company’s Annual Meeting. In some cases, this has been impractical due to other obligations. Last year all members of the Board of Directors attended the annual meeting.

Communications from Stockholders
      Any stockholder wishing to communicate with the Board may do so by writing to the Board of Directors, c/o BTU International, 23 Esquire Road, N. Billerica, Massachusetts 01862. These communications will be forwarded to the Chairman of the Audit Committee, who will determine what action to take with respect to the communication, including where appropriate providing copies of the communication to the other directors.
Section 16(a) Beneficial Ownership Reporting Compliance
      Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company’s directors, its officers and any persons holding more than ten percent of the Company’s Common Stock are required to report to the Securities and Exchange Commission their holdings of and transactions in the Common Stock of the Company. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure during 2004 to file by these dates. The Company’s directors, officers and ten percent holders satisfied all of these filing requirements for 2004. In making these statements, the Company has relied on the written representations of its directors, officers and ten percent holders and copies of the reports that they have filed with the Commission and the Company.
Beneficial Ownership of Shares
      The following table sets forth certain information regarding beneficial ownership as of April 8, 2005 of the Company’s Common Stock (i) by each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) by each of the Company’s directors and nominees, (iii) by each executive officer of the Company listed below in the Summary Compensation Table and (iv) by all directors and executive officers of the Company as a group. Unless otherwise noted below, the address of each person is 23 Esquire Road, North Billerica, MA 10862.

	Common Stock
	Beneficially Owned(1)

	Number of	Percent of
	Shares	Class

Directors and Executive Officers
Paul J. van der Wansem(2)	1,997,775	25.9%
Mark R. Rosenzweig	25,500	*
J. Chuan Chu(3)	22,137	*
Joseph F. Wrinn(3)	18,730	*
John E. Beard(3)(8)	19,859	*
G. Mead Wyman(3)	1,500	*
J. Samuel Parkhill(3)	1,500	*
Thomas P. Kealy(4)	40,905	*
James M. Griffin(4)	70,000	*
All directors and executive officers as a group (8 persons)(5)	2,172,406	28.2%
5% Beneficial Owners
FMR Corp.(6)	578,900	8.1%
82 Devonshire Street Boston, MA 02109
Dimensional Fund Advisors Inc.(7)	414,151	5.8%
1299 Ocean Avenue Santa Monica, CA 90401

*	Less than one percent

(1)	Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or it.

(2)	Includes: (i) 101,000 shares of Common Stock held by trusts, of which Mr. van der Wansem is a trustee, for the benefit of certain members of Mr. van der Wansem’s family (Mr. van der Wansem disclaims beneficial ownership in the shares held in these trusts); (ii) 225,000 shares held in a family limited partnership, in which Mr. van der Wansem is a general partner and a limited partner; (iii) 85,000 shares held by Mrs. van der Wansem, of which Mr. van der Wansem disclaims beneficial ownership; and (iv) 151,525 shares for Mr. van der Wansem represented by options exercisable within 60 days of the record date. Mr. van der Wansem’s address is c/o BTU International, Inc.

(3)	Includes 16,730 for Dr. Chu, 17,730 for Mr. Wrinn, 9,859 for Mr. Beard, 1,500 for Mr. Wyman and 1,500 for Mr. Parkhill represented by options exercisable within 60 days of the record date.

(4)	Includes 24,375 shares for Mr. Kealy and 67,000 for Mr. Griffin represented by options exercisable within 60 days of the record date.

(5)	Includes 290,219 shares represented by options, which are exercisable within 60 days of the record date.

(6)	According to information filed on February 14, 2005 with the Securities and Exchange Commission in a report on Schedule 13G, each of Edward C. Johnson 3d, FMR Corp., through its wholly owned subsidiary Fidelity Management & Research Company (“Fidelity”), and the Fidelity Low-Priced Stock Fund (“the Fund”) has sole power to dispose of the 578,900 shares owned by the Fund. Fidelity carries out voting of the shares under written guidelines established by the Fund’s Board of Trustees.

(7)	According to information filed on February 9, 2005 with the Securities and Exchange Commission in a report on Schedule 13G, Dimensional Fund Advisors Inc. (“Dimensional”) is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. Dimensional possesses voting and/or investment power over the securities of the Company described in the schedule and may be deemed to be the beneficial owner of these shares. However, all the securities are owned by advisory clients of Dimensional and Dimensional disclaims beneficial ownership of such securities.

(8)	Mr. Beard is the direct owner of 5,000 shares and indirectly owns and shares the power to vote or dispose of 5,000 shares as the co-trustee of shares held in a family partnership of which Mr. van der Wansem is general partner.

Executive Compensation
      The following table sets forth information with respect to compensation paid to or accrued on behalf of the persons who on December 31, 2004 were the chief executive officer, chairman of the board of directors and the two other most highly paid executive officers of the Company (the “Named Executive Officers”), for services to the Company for the years 2002, 2003 and 2004.
Summary Compensation Table

				Long-Term Compensation

					Awards
		Annual Compensation			Securities
				Stock	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Awards($)	Options(#)	Compensation($)(1)

Paul J. van der Wansem	2004	79,236	0		—	250,768
Chairman of the Board	2003	155,079	0		—	153,872
of Directors; CEO	2002	256,145	0		50,000	282,113
until 7/8/2002 CEO 10/1/2004 to present
Mark R. Rosenzweig	2004	254,086	0		—	347,113
President, Chief Executive	2003	318,339	0		50,000	5,178
Officer and Director	2002	142,102	0	74,000	170,000	928
until 10/1/2004
Thomas P. Kealy	2004	115,973	0		—	2,728
Vice President, Corporate	2003	116,287	0		7,500	2,722
Controller and Chief	2002	112,284	0		7,500	982
Accounting Officer
James M. Griffin	2004	138,758	0		—	3,068
Vice President of Sales —	2003	130,917	0		8,000	3,000
Americas	2002	134,456	0		7,500	1,154

(1)	Amounts for 2004 consist of Company contributions to individual 401(k). In the case of Mr. van der Wansem, $250,000 is from consulting fees and Chairman of the Board Compensation related to his retirement agreement. In the case of Mr. Rosenzweig, $342,863 is related to severance payments from Oct. 2004 thru Sept. 2005.
Option Grants in 2004
      There were no options granted to the Named Executive Officers during 2004.

      The table below sets forth information with respect to option exercises during 2004 and the number and aggregate value on December 31, 2004 of options held by the named executive officers.
Aggregated Option Exercises in
Last Fiscal Year and FY-End Option Value

			Number of	(1) Value of
			Securities	Unexercised
			Underlying	In-the-Money
	Shares		Unexercised Options	Options at
	Acquired on		at December 31,	December 31,
	Exercise	Value	Exercisable/	Exercisable/
Name	(#)	Realized($)	Unexercisable (#)	Unexercisable($)

Mark R. Rosenzweig	5,000	5,705	0/0	0/ 0
Paul J. van der Wansem	0	0	151,525/ 37,175	29,725/ 29,725
Thomas P. Kealy	0	0	24,375/ 11,625	4,459/ 4,459
James M. Griffin	0	0	67,000/ 13,500	4,459/ 4,459
      Value is based on the closing sales price of the Company’s Common Stock on December 31, 2004, the last trading day of 2004 ($3.049), less the applicable option exercise price.
Compensation Committee Interlocks and Insider Participation
      Messrs. Wyman, Parkhill, Chu, and Wrinn, none of whom is or was an officer or employee of the Company or had any relationship with the Company requiring disclosure in this proxy statement during 2004, served on the Compensation Committee.
Employment Contracts
      The Company has an employment agreement with Paul J. van der Wansem dated February 18, 2005. Mr. van der Wansem is the Chairman of the Board of Directors and the Chief Executive Officer of the Company. The Agreement was approved by the Company’s Compensation Committee on February 18, 2005 and was effective as of October 1, 2004.
      The following is a brief description of the material terms and conditions of the Agreement:
      Subject to earlier termination provisions, the term of employment is indefinite, and is effective as of October 1, 2004.
      Mr. van der Wansem receives a salary at the annual rate of $276,000, payable in regular payroll practices of the Company. He is also generally entitled to participate in any and all benefit plans from time to time in effect for Company executives.
      The amount of bonus compensation for which Mr. van der Wansem is eligible in each fiscal year ranges from 0 to 70% calculated on the basis of $350,000 of annual income and will be 35% of that amount if the Board determines that the Company has achieved all of its performance at targeted levels.
      If Mr. van der Wansem’s employment is terminated in the event of death or disability or if he terminates his employment with the Company for other than Good Reason, then the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid, (iv) if he has worked at least 90 days during the fiscal year, a pro-rated portion of the current year’s bonus, and (v) business expenses incurred but not yet paid.
      If Mr. van der Wansem is terminated by the Company for Cause (as such term is defined in the Agreement), then the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid and (iv) business expenses incurred but not yet paid.

      If Mr. van der Wansem is terminated by the Company for reasons other than for Cause, or if he terminates his employment with the Company for Good Reason (as such term is defined in the Agreement), then the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid, (iv) business expenses incurred but not yet paid, and (v) an amount equal to his base salary, at his then current rate of pay, for a period equal to twelve months.
      If there occurs a change of control (as defined in the Agreement) and if Mr. van der Wansem’s employment is terminated other than for Cause, the Company will pay him the amounts in the preceding bullet (except that the twelve months’ base salary will be in a lump-sum payment), and the Company will accelerate the exercisability of any options he holds and cancel any restrictions on any restricted stock that he holds.
      Mr. van der Wansem has agreed to confidentiality provisions and to a one-year post-termination non-competition agreement. In addition, Mr. van der Wansem and the Company have agreed that the Company will cease making consulting payments to him under his Retirement Agreement but that upon his termination of employment the Company will make a lump-sum payment to him equal to the payments foregone. If his employment terminates before the end of the consulting period, the consulting period will resume on that date. In all other respects, the Retirement Agreement and remains in full force effect.
      Also, as part of the agreement, the Company will compensate Mr. van der Wansem $100,000 per year in connection with his responsibilities as Chairman of the Board for the period July 2003 through June 2007. The Company will recognize these amounts as the services are performed. The agreement also provides for certain settlement amounts if Mr. van der Wansem responsibilities as Chairman of the Board are terminated.
      In addition, the Company has an employment agreement with Mark Rosenzweig dated July 8, 2002.
      Mr. Rosenzweig resigned from the Company on September 29, 2004. He is entitled to receive his base salary through the date of termination, any bonus payable from the previous fiscal year, and a pro rata portion of any bonus for the then current fiscal year if the termination occurs in the second half, which is referred to as his “final compensation.” In addition to final compensation, he is entitled to receive base salary for the remainder of the original term or 12 months, whichever is longer, (unless he finds other employment) automobile and life insurance benefits for three months and medical and dental benefits for up to six months.
Equity Compensation Plan Benefit Information
      The following table gives information about BTU International’s common stock that may be issued upon the exercise of options, warrants and rights under all of BTU International’s existing equity compensation plans as of December 31, 2004.

		(b)	(c)
	(a)		Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of outstanding	exercise price of	equity compensation plans
	options, warrants, and	outstanding options,	(excluding securities
Plan category	rights	warrants, and rights	reflected in column (a))

Equity compensation plans approved by shareholders	729,139	$4.43	1,070,000	(1)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	729,139	$4.43	1,070,000

(1)	Up to 100,000 shares of Common Stock may be issued other than upon the exercise of options, warrants and rights under our 2003 Equity Incentive Plan.

Report of the Compensation Committee on Executive Compensation
      The Compensation Committee has submitted the following report:
      Compensation for executive officers consists of three components: base salary; cash incentive compensation and equity compensation. Company executive base salary compensation is arrived at through market survey analysis, functional responsibility and expected contribution to the results of the business. For cash incentive compensation, the Compensation Committee, in conjunction with the full Board of Directors, reviews and approves incentive compensation plans for the Company’s executive officers based on attaining certain goals. These goals included both earnings per share target and the accomplishment of specific organizational goals. Because of the losses during 2004 no incentive compensation was paid under this plan.
      The Company awards stock options and or restricted stock to executive officers as a component of an overall compensation package. The Company believes that stock options can help better align the interests of the executive officers with those of stockholders generally.

G. Mead Wyman
J. Samuel Parkhill
J. Chuan Chu
Joseph F. Wrinn, Chairman
Report of the Audit Committee
      The Audit Committee held five meetings during 2004. The Audit Committee recommends to the Board of Directors the independent public accountants to be engaged by the Company; reviews with such auditors and management the Company’s internal accounting procedures and controls; and reviews with such auditors the audit scope and results of their audit of the consolidated financial statements of the Company. The Audit Committee adopted a revised committee charter in May 2004, a copy of which was filed as part of the 2004 Proxy Statement.
      The Audit Committee has reviewed and discussed the Company’s audited consolidated balance sheets as of December 31, 2004 and 2003 and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2004 with BTU International, Inc.’s management. The Audit Committee has discussed with Vitale, Caturano and Co. PC (“Vitale”), the Company’s independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).
      The Audit Committee has also reviewed with Vitale the Independent Standards Board No. 1 concerning the matters that may affect the accountant’s independence and has discussed with Vitale their independence. Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

J. Samuel Parkhill
Joseph F. Wrinn
G. Mead Wyman, Chairman

Independent Auditors and Audit Fees
      The Board of Directors, upon recommendation of the Audit Committee, selected Vitale as independent auditors of the Company for the year ending December 31, 2004. The Audit Committee has not yet formally recommended an independent auditor for the year ending December 31, 2005. This will be addressed at our Audit Committee meeting scheduled for May 26, 2005. We expect that representatives of Vitale will be present at the annual meeting.
      The following table describes the fees that Vitale billed to the Company for the fiscal year ended December 31, 2004 and December 31, 2003.

		Audit-
		Related
	Audit Fees	Fees	Tax Fees	Other Fees	Total Fees

2004	$125,500	$10,000	$21,000	$0	$156,500
2003	$91,000	$0	$31,150	$0	$122,150
Comparative Stock Performance
      The following graph shows the cumulative total return on BTU Common Stock since December 31, 1999 compared to the Standard & Poors 500 Index and the Standard & Poors Technology Sector Index. Historical stock price performance is not necessarily indicative of future performance.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG BTU INTERNATIONAL, INC., THE S&P 500 INDEX
AND THE S&P INFORMATION TECHNOLOGY INDEX

	BTU INTERNATIONAL,		S & P INFORMATION
	INC.	S & P 500	TECHNOLOGY

Dec 99	100.00	100.00	100.00
Dec 00	132.61	90.89	59.10
Dec 01	75.48	80.09	43.81
Dec 02	36.66	62.39	27.42
Dec 03	61.22	80.29	40.37
Dec 04	53.03	89.02	41.40

*	$100 INVESTED ON 12/31/99 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.
Audit Matters
      Vitale has examined the financial statements of the Company for the year ended December 31, 2004. A representative of Vitale is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement and to respond to appropriate questions from stockholders.

Stockholder Proposals
      Proposals of stockholders to be included in the Company’s proxy statement for the 2006 Annual Meeting must be received by the Company no later than December 17, 2005. For stockholder proposals at the 2006 annual meeting of stockholders that will not be included in the Company’s proxy statement, unless notice of such a proposal is received by the Company at its corporate headquarters, Attention John E. Beard, Secretary, on or before February 25, 2006, the management proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.
Other Business
      The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Annual Meeting of Stockholders. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.
Form 10-K
      A copy of BTU’s annual report on Form 10-K filed with the Securities and Exchange Commission is provided to you concurrently with this Proxy Statement.

Exhibit A
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
BTU INTERNATIONAL, INC. (THE “COMPANY”)
      1. Purpose. The purpose of the Audit Committee shall be to (a) appoint, oversee and replace, if necessary, the independent auditor, (b) assist the Board of Director’s oversight of (i) the preparation of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements in the area of financial accounting, (iii) the independent auditor’s qualifications and independence, (iv) the performance of the Company’s internal audit function and independent auditor; and (c) prepare the report the SEC rules require be included in the Company’s annual proxy statement.
      2. Composition of the Audit Committee. The Committee shall consist of not less than three board members appointed by the Board of Directors of the Company. Committee members may be removed by the Board of Directors in its discretion. Each member of the Committee shall satisfy the independence requirements of the Sarbanes-Oxley Act of 2002 and the NASDAQ Stock Market, Inc. Members of the Committee shall be versed in reading and understanding financial statements. No member of the Committee may sit on more than three separate audit committees. At least one member of the Audit Committee shall be a financial expert as defined by the SEC.
      3. Meetings of the Audit Committee. The Committee shall hold at least four regularly scheduled meetings and such special meetings as circumstances dictate. It shall meet separately, at least quarterly, with management, with the internal auditors (or other personnel responsible for the internal audit function), and with the independent auditor to discuss results of examinations, or discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee shall report regularly to the Board of Directors.
      4. Responsibilities of the Audit Committee. The function of the Committee is oversight. The Committee has direct and sole responsibility for the appointment, compensation, oversight and replacement, if necessary, of the independent auditor, including the resolution of disagreements between management and the auditor regarding financial reporting. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).
      5. Duties and Proceedings of the Audit Committee. The Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by accomplishing the following:
      5.1. Oversight of Independent Auditor.

(a) Annually evaluate, determine the selection of, and if necessary, determine the replacement of or rotation of, the independent auditor.

(b) Set the independent auditor’s compensation, oversee the work of the independent auditor and approve or pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the auditor.

(c) Review, evaluate and discuss formal reports, at least annually, from the independent auditor regarding the auditor’s independence, including a delineation of all relationships between the auditor and the Company; and recommend to the Board of Directors actions to satisfy the Board of the independence of the auditor.

(d) Establish hiring policies for employees or former employees of the independent auditors.

(e) At least annually, receive and review a report, orally or in writing, from the independent auditor detailing the firm’s internal quality control procedures and any material issues raised by independent auditor’s internal quality control review, peer review or any governmental or other professional inquiry performed within the past five years and any remedial actions implemented by the firm.

      5.2. Oversight of Audit Process and Company’s Legal Compliance Program.

(a) At least annually, review with the independent auditor the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation. Review with the independent auditor any difficulties with audits and managements’ response.

(b) Review and discuss with management and the independent auditor the Company’s system of internal control, its financial and critical accounting practices, and policies relating to risk assessment and management.

(c) Receive and review reports of the independent auditor discussing (1) all critical accounting policies and practices used in the preparation of the Company’s financial statements, (2) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(d) Discuss with management and the independent auditor any changes in Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

(e) Review and discuss with management and the independent auditor: the annual and quarterly financial statements of the Company and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, any material changes in accounting principles or practices used in preparing the financial statements prior to filing of a report on Form 10-K or 10-Q with the SEC, and the items required by Statement of Auditing Standards 61 as in effect at that time in the case of the annual statements and Statement of Auditing Standards 100 as in effect at that time in the case of quarterly statements.

(f) Recommend to the Board whether the financial statements should be included in the annual report on Form 10-K.

(g) Review, or establish standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies.

(h) Review and discuss with management and the independent auditor pending legal proceedings and other contingent liabilities which may be material to the Company and review major legislative and regulatory developments which could materially impact the Company’s contingent liabilities and risks.

(i) Receive from the CEO and CFO a report of all significant deficiencies and material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the company’s internal controls.

(j) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters.
      5.3. Other Responsibilities.

(a) Review the adequacy of this audit committee charter annually and submit charter to Board of Directors for approval.

(b) Prepare report for inclusion in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission.

(c) Put in place an appropriate control process for reviewing and approving Company’s internal transactions and accounting.

(d) Report to the Board on a regular basis.

(e) Annually perform, or participate in, an evaluation of the performance of the Committee, the results of which shall be presented to the Board.

(f) Perform any other activities consistent with the Charter, By-laws and governing law as the Board or the Audit Committee shall deem appropriate, including holding meetings with the Company’s investment bankers and financial analysts.
      6. Authority and Resources of the Audit Committee. The Committee has the authority to retain legal, accounting or other experts that it determines to be necessary to carry out its duties. It also has the authority to determine compensation levels for such advisors as well as for the independent auditor. The Committee may determine appropriate funding needs for its own ordinary administrative expenses that are necessary and appropriate to carry out its duties.

BTU-PS-05

BTU INTERNATIONAL, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZBTU21
☒	Please mark votes as in this example.	#BTU

PLEASE DO NOT FOLD THIS PROXY.
1.	To fix the number of Directors for the ensuing year at (6) and to elect the following (6) Directors.

Nominees:	(01) Paul J. van der Wansem, (02) G. Mead Wyman, (03) J. Chuan Chu, (04) John E. Beard, (05) Joseph F. Wrinn and (06) J. Samuel Parkhill

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please sign your full title as such. Each joint owner should sign.

Signature:	Date:	Signature:	Date:

DETACH HERE	ZBTU22

PROXY

ANNUAL MEETING OF BTU INTERNATIONAL, INC.

MAY 26, 2005

     The undersigned hereby constitutes and appoints Paul J. van der Wansem and Thomas P. Kealy, or either of them with full power of substitution to each, proxies to vote and act at the Annual Meeting of Stockholders on May 26, 2005 at 10:00 a.m., and at any adjournments thereof, upon and with respect to the number of shares of Common Stock of the company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of all nominees for director and in the discretion of the named proxies as to any other matter that may come before this meeting or any adjournment thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE